UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2024 (June 28, 2024)

Belpointe PREP, LLC

(Exact name of registrant as specified in its charter)

Delaware	001-40911	84-4412083
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

255 Glenville Road Greenwich, Connecticut		06831
(Address or principal executive offices)		(Zip Code)

(203) 883-1944

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol	Name of Exchange on which registered
Class A units	OZ	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2024, an indirect majority-owned subsidiary (the “Borrower”) of Belpointe PREP, LLC (the “Company” “we,” “us” or “our”) entered into a construction loan agreement (the “Construction Loan Agreement”) with a lender (“Lender”) as agent for certain lenders (together with Lender, the “Lenders”), for up to $104 million in principal amount (the “Loan”). The Loan is evidenced by promissory notes with the Lenders (the “Notes”) and bears interest at a rate of 3.8% per annum plus the one-month forward-looking term rate for SOFR as set by the CME Group Benchmark Administration Limited, subject to further adjustment as set forth in the Construction Loan Agreement. The Loan is secured by, among other things, a first-lien mortgage on 1000 1st Avenue North, St. Petersburg, Florida, our investment known as “Viv” (“Viv”), pursuant to the terms of a Construction Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Security Interest” and, together with the Construction Loan Agreement and the Notes, the “Loan Documents”). Advances under the Loan may be used to fund the continued development of, and for certain leasing costs and expenses incurred in connection with, Viv, as well as to establish certain reserves required under the terms of Construction Loan Agreement. The Loan has an initial maturity date of June 28, 2027, and contains two one-year extension options, subject to certain restrictions.

In connection with the Loan, we provided the Lenders with (i) a Debt Service and Carry Guaranty, which, among other things, guarantees payment of interest and principal on the Loan, certain obligations under the Construction Loan Agreement and other costs and expenses associated with and allocable to the operation, maintenance and management of Viv, (ii) a Completion Guaranty, which, among other things, guarantees completion of the work on Viv, and (iii) a Non-Recourse Carveout Guaranty, which, among other things, indemnifies the Lenders for losses resulting from certain “bad acts,” insolvency, environmental conditions, violations of the terms of the Loan Documents (collectively, the “Guarantees”). In addition, the Construction Loan Agreement contains certain standard financial covenants, including covenants requiring that we maintain a net worth of no less than $110.0 million and liquidity of not less than $10.0 million during the term of the Loan.

Together with the Borrower we also provided a customary Environmental Indemnity Agreement to the Lender, pursuant to which we agreed to protect, defend, indemnify, release and hold harmless the Lender from and against certain environmental liabilities related to Viv.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information related to the Loan Documents and Guarantees described under Item 1.01 above is hereby incorporated by reference under this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 5, 2024

BELPOINTE PREP, LLC

By:	/s/ Brandon E. Lacoff
Brandon E. Lacoff
Chairman of the Board and Chief Executive Officer